Exhibit 99.1

ROMEO POWER COMPLETES ACQUISITION OF JOINT VENTURE INTEREST FROM BORGWARNER

Closing of the joint venture acquisition expands strategic optionality as the Company pursues further commercialization and growth plans

2/7/2022

LOS ANGELES -- (BUSINESS WIRE) -- Romeo Power, Inc. (“Romeo Power” or the “Company”) (NYSE: RMO), an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, today announced that it has completed its previously announced acquisition from BorgWarner Inc. (“BorgWarner”) of its interest in the joint venture (“JV”) between Romeo Power and BorgWarner for consideration purchase price of $28.6 million, using cash on hand.

Transaction Highlights:

•	Acquiring BorgWarner’s interest in the JV frees the Company from restrictions that significantly limited the scope of its commercial activities, which now will enable the Company to commercialize its products for use in applications beyond specific classes of heavy-duty commercial vehicles and in geographies worldwide

•	Romeo Power now secures all future decision-making and investment authority regarding the development and commercialization of its valuable intellectual property

“Over the last several months we have worked towards dissolving our joint venture with BorgWarner and acquiring BorgWarner’s stake in the JV. Now with the acquisition complete, Romeo Power has a much-enhanced ability to dictate its own operational and commercial future,” commented Susan Brennan, Chief Executive Officer of Romeo Power. “We have a much wider potential market in which to grow our business in vehicle electrification and to pursue markets beyond that of traditional heavy-duty commercial vehicles. We also will be able to make a determination about entering new geographies to market our existing products and future leading technology when the time is right.”

Brennan concluded, “With the rights and assets of the JV now fully under our control, we are much better positioned to leverage our electric battery technology, our intellectual property, and the prior investments we have made in R&D, as we further advance our commercial development and reinforce our leading competitive position.”

About Romeo Power, Inc.

Founded in 2016 and headquartered in Los Angeles, California, Romeo Power (NYSE: RMO) is an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications. The Company’s suite of advanced hardware, combined with its innovative battery management system, delivers the safety, performance, reliability and configurability its customers need to succeed. Romeo Power's 113,000 square-foot manufacturing facility brings its flexible design and development process in-house to pack the most energy dense modules on the market. To keep up with everything Romeo Power, please follow the Company on social @romeopowerinc or visit www.romeopower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, express or implied statements concerning Romeo Power’s ability to develop or sell new products, or to pursue customers in new product or geographic markets, Romeo Power’s expectations regarding its future financial performance, the demand for safe, effective, affordable and sustainable EV products, Romeo Power’s ability to produce and deliver such products on a commercial scale, and Romeo Power’s expectations that its customers will adhere to contracted purchase commitments on the currently expected timeframe are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s ability to increase the scale and capacity of its manufacturing processes; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; Romeo Power’s potential need for and ability to secure additional capital; the performance of Romeo Power’s products and customers; potential litigation involving Romeo Power; demand for battery cells and supply shortages; the potential effects of COVID-19; and general economic and market conditions impacting demand for Romeo Power’s products. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s filings with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Romeo Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Investors:

Joe Caminiti or Ashley Gruenberg

Alpha IR Group

RMO@alpha-ir.com

312-445-2870

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